Exhibit 99.1

NEWS RELEASE

Science 37 Reports Second Quarter 2023 Financial Results

Research Triangle Park, N.C., August 8, 2023 — Science 37 Holdings, Inc. (Nasdaq: SNCE), (“Science 37”), the industry-leading Metasite™, today reported its financial results for the quarter ended June 30, 2023.

“The actions we have taken over the past nine months are leading to meaningful improvements as evidenced by our sequential quarterly results including growth in gross bookings and gross profit margins along with a reduction in cash burn,” stated David Coman, Chief Executive Officer of Science 37. “We look forward to finishing the year strong and continuing to position the company for sustainable financial growth and shareholder value creation.”

Quarterly Financial Highlights

•Gross bookings were $38.2 million for the quarter ended June 30, 2023, a 33.0% increase compared to $28.7 million for the same period in 2022, and a 62.2% increase compared to $23.6 million for the first quarter of 2023.
•Net bookings were $13.6 million for the quarter ended June 30, 2023, compared to $25.4 million for the same period in 2022, and $11.7 million for the first quarter of 2023.
•Revenue was $15.4 million for the quarter ended June 30, 2023, a 20% decrease compared to $19.3 million for the same period in 2022, and a 9.0% increase compared to $14.1 million for the first quarter of 2023.
•Gross profit was $5.4 million for both quarters ended June 30, 2023 and 2022, an 81.0% increase compared to $3.0 million for the first quarter of 2023.
•Gross margin was 35.1% for the quarter ended June 30, 2023, compared to 28.2% for the same period in 2022 and 21.1% in the first quarter of 2023.
•Adjusted gross profit(1) was $5.5 million for the quarter ended June 30, 2023, compared to $5.9 million for the same period in 2022 and $3.2 million in the first quarter of 2023, representing sequential quarter over quarter growth of 71.1%. Adjusted gross margin(1) was 36.0% for the quarter ended June 30, 2023, compared to 30.6% for the same period in the prior year and 22.9% in the first quarter of 2023.
•Net loss was $19.6 million for the quarter ended June 30, 2023, resulting in loss per share of $0.17, compared to a net loss of $5.8 million in the same period in 2022, or loss per share of $0.05. Net loss improved 20.5% from the $24.6 million net loss reported in the first quarter of 2023.
•Adjusted net loss(1) was $7.7 million for the quarter ended June 30, 2023, compared to an adjusted net loss of $20.9 million in the same period in 2022 and $12.6 million in the first quarter of 2023, a 38.6% sequential quarter over quarter improvement.
•Adjusted EBITDA(1) was $(7.6) million for the quarter ended June 30, 2023, compared to $(16.5) million for the same period in 2022 and $(12.4) million for the first quarter of 2023, a 38.8% sequential quarter over quarter improvement.
•Cash burn (defined as the change in available cash in consecutive quarters as reported on the Company's Condensed Consolidated Balance Sheets) was $17.6 million for the quarter ended June 30, 2023 compared to $25.4 million for the quarter ended March 31, 2023, a 30.7% decrease.
•Cash and Cash Equivalents as of June 30, 2023 were $65.0 million.

(1) Adjusted gross profit, adjusted gross margin, adjusted net loss and adjusted EBITDA are non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP measure, please refer to the "Reconciliation of GAAP to non-GAAP measures" section included in this press release.

Full Year 2023 Financial Outlook

Science 37 is providing updated revenue guidance of approximately $60.0 million versus the previously conveyed range of $55.0 million to $60.0 million, and adjusted EBITDA guidance of approximately $(35.0) million versus the previously conveyed range of $(39.0) million to $(41.0) million for the fiscal year ending December 31, 2023.

Science 37 anticipates cash burn in the third quarter of 2023 to be less than $10.0 million, and expects cash burn for the second half of 2023 to be less than $15.0 million, exiting 2023 with more than $50.0 million of cash on hand.

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The foregoing 2023 Financial Outlook statement represents management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Science 37 has not provided a quantitative reconciliation of adjusted EBITDA guidance to net income (loss) on a forward-looking basis within this press release because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to interest income, depreciation, amortization, stock-based compensation, restructuring costs, change in fair value of the earn-out liability, and other adjustments to adjusted EBITDA. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Science 37’s control.

Webcast and Conference Call Details

Science 37 will host a conference call on August 8, 2023, at 8:30 a.m. Eastern Time to discuss its second quarter 2023 financial results. The call can be accessed by dialing 1-877-269-7751 (toll-free domestic) or 1-201-389-0908 (international) using the conference ID 13739329 or by utilizing the Call me™ feature using the following link to request a return call for instant telephone access to the event:
https://callme.viavid.com/viavid/?callme=true&passcode=13736111&h=true&info=company-email&r=true&B=6

The live webcast may be accessed via the investor relations section of the Science 37 website. A replay of the webcast will be available for approximately 90 days.

About Science 37

Science 37 Holdings, Inc.’s (Nasdaq: SNCE) mission is to accelerate clinical research by enabling universal trial access for patients. As a single Metasite™, Science 37 reaches an expanded patient population beyond the traditional site and delivers the recruiting power of up to 20 sites in one with greater patient diversity. Patients gain the flexibility to participate from the comfort of their own home, at their local community provider, or at a traditional site, when needed. The Science 37 Metasite is powered by a proprietary technology platform, in addition to in-house investigators, mobile nurses, and remote coordinators that drive uniform study orchestration, enabling greater compliance and high-quality data. To learn more, visit www.science37.com, or email science37@science37.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding Science 37’s anticipated growth and profitability, the products offered by Science 37 and the markets in which it operates and revenue, adjusted EBITDA and expected cash burn guidance for fiscal year 2023. These forward-looking statements generally are identified by the words “believe,” “can,” “could,” “seek,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “position,” “may,” “might,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors, some of which are outside Science 37's control, could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to maintain the listing of Science 37’s securities on The Nasdaq Stock Market LLC, (ii) volatility in the price of Science 37’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Science 37 operates, variations in performance across competitors, changes in laws and regulations affecting Science 37’s business and changes in its capital structure, and general economic and financial market conditions, including fluctuations in currency exchange rates, economic instability, and inflationary conditions, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities, (iv) the risk that Science 37 may never achieve or sustain profitability, (v) the risk that Science 37 will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all, (vi) failure to realize anticipated cost savings, and (vii) risks related to general economic and financial market conditions, including the possibility of an economic recession. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Science 37's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2023 and in the other documents filed by Science 37 from time to time with the

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SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Science 37 assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Science 37 does not give any assurance that Science 37 will achieve its expectations.

Use of Non-GAAP Financial Measures and Key Performance Measures

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures, including adjusted gross profit, adjusted gross margin, adjusted EBITDA and adjusted net income (loss). A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.

The Company defines adjusted gross profit as gross profit excluding stock-based compensation expense. The Company defines adjusted gross margin as gross margin excluding stock-based compensation expense.

The Company defines adjusted net income (loss) as net income (loss) excluding expenses and transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction and integration-related expenses; stock-based compensation expense; impairment losses; interest income; other income (expense), net; and gain or loss on extinguishment of debt.

EBITDA represents earnings before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction and integration-related expenses; stock-based compensation expense; impairment losses; other income (expense), net; and gain or loss on extinguishment of debt.

Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items for which fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business.

Management believes that adjusted gross profit, adjusted gross margin, adjusted EBITDA and adjusted net income (loss) are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently.

This press release also contains certain key performance measures which we use to evaluate our business and results, measure performance, identify trends, formulate plans and make strategic decisions. We believe that the presentation of such metrics is useful to the Company’s investors because they are used to measure and model the performance of companies such as ours. Net bookings represent new business awards, net of contract modifications, contract cancellations, and other adjustments. Net bookings represent the minimum contractual value for the initial planned duration of a contract as of the contract execution date. The minimum fixed fees, upfront implementation fees and technology and support fees are included in net bookings. Estimates of variable revenue for utilization in excess of the contracted amounts are not included in the value of net bookings. Net bookings vary from period to period depending on numerous factors, including customer authorization volume, sales performance and the overall outlook of the life sciences industry, among others.

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Contacts:

INVESTOR RELATIONS:
Steve Halper
LifeSci Advisors
shalper@lifesciadvisors.com

MEDIA INQUIRIES:
Science 37
Email: pr@science37.com

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SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2023	2022	2023	2022
Revenue	$15,351	$19,275	$29,437	$37,961

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	9,964	13,842	21,074	29,828
Selling, general and administrative	16,593	28,183	37,073	58,337
Impairment of long-lived assets	5,679	—	13,480	—
Depreciation and amortization	143	4,230	357	7,699
Restructuring costs	3,373	—	3,602	—
Total operating expenses	35,752	46,255	75,586	95,864
Loss from operations	(20,401)	(26,980)	(46,149)	(57,903)

Other income (expense):
Interest income	813	95	1,743	189
Sublease income	33	240	65	479
Change in fair value of earn-out liability	—	20,900	110	96,400
Other income (expense), net	(24)	(88)	25	(105)
Total other income (expense), net	822	21,147	1,943	96,963
(Loss) income before income taxes	(19,579)	(5,833)	(44,206)	39,060
Income tax expense (benefit)	—	—	—	(1)
Net (loss) income	$(19,579)	$(5,833)	$(44,206)	$39,061

(Loss) earnings per share:
Basic	$(0.17)	$(0.05)	$(0.38)	$0.34
Diluted	$(0.17)	$(0.05)	$(0.38)	$0.31
Weighted average common shares outstanding:
Basic	116,919	115,995	116,734	115,693
Diluted	116,919	115,995	116,734	126,185

Comprehensive (loss) income
Net (loss) income	(19,579)	(5,833)	(44,206)	39,061
Foreign currency translation	9	27	22	27
Total comprehensive (loss) income	$(19,570)	$(5,806)	$(44,184)	$39,088

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SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited)
(In thousands, except share data)	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$65,003	$108,091
Accounts receivable and unbilled services, net	14,832	10,992
Prepaid expenses and other current assets	6,921	7,121
Total current assets	86,756	126,204
Other assets	200	244
Total assets	$86,956	$126,448

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$5,955	$7,206
Accrued expenses and other liabilities	10,002	11,364
Deferred revenue	2,840	4,606
Total current liabilities	18,797	23,176
Non-current liabilities:
Deferred revenue	4,149	3,654
Operating lease liabilities	392	716
Commissions payable	1,300	1,336
Other long-term liabilities	71	180
Total liabilities	24,709	29,062

Redeemable convertible preferred stock:
Redeemable convertible preferred stock, $0.0001 par value; 100,000,000 shares authorized, 0 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Stockholders’ equity:
Common stock, $0.0001 par value; 400,000,000 shares authorized, 117,107,326 and 116,432,029 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	12	12
Additional paid-in capital	359,326	350,247
Accumulated other comprehensive income	215	193
Accumulated deficit	(297,306)	(253,066)
Total stockholders’ equity	62,247	97,386
Total liabilities, preferred stock and stockholders’ equity	$86,956	$126,448

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SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(In thousands)	2023	2022
Cash flows from operating activities:
Net (loss) income	$(44,206)	$39,061
Adjustments to reconcile net income (loss) income to net cash used in operating activities:
Depreciation and amortization	357	7,699
Non-cash lease expense related to operating lease right-of-use assets	—	567
Stock-based compensation	8,709	13,687
Gain on change in fair value of earn-out liability	(110)	(96,400)
Long-lived asset impairment	13,480	—
Loss (gain) on foreign currency exchange rates	(17)	104
Provision for doubtful accounts	388	32
Changes in operating assets and liabilities:
Accounts receivable and unbilled services	(4,262)	(2,507)
Prepaid expenses and other current assets	202	(378)
Other assets	34	94
Accounts payable	(3,258)	(6,250)
Accrued expenses and other current liabilities	(2,416)	(5,879)
Deferred revenue	(1,270)	(5)
Operating lease liabilities	(324)	(294)
Other, net	(32)	115
Net cash used in operating activities	(32,725)	(50,354)
Cash flows from investing activities:
Payments related to capitalized software development costs	(9,714)	(16,228)
Purchase of internal-use software	(750)	—
Purchases of property and equipment	(27)	(159)
Net cash used in investing activities	(10,491)	(16,387)
Cash flows from financing activities:
Proceeds from stock option exercises	26	472
Proceeds from issuance of stock under the employee stock purchase plan	75	—
Payments related to tax withholdings for share-based compensation	(17)	—
Net cash provided by financing activities	84	472
Effect of foreign currency exchange rate changes on cash	44	(3)
Net decrease in cash and cash equivalents	(43,088)	(66,272)
Cash and cash equivalents, beginning of period	108,091	214,601
Cash and cash equivalents, end of period	$65,003	$148,329
Supplemental disclosures of non-cash activities
Balance in accounts payable, accrued expenses and other current liabilities, and capitalized stock-based compensation related to capitalized software and fixed asset additions	$(3,345)	$(4,152)
Balance in prepaid expenses and other current assets related to stock option exercises	$—	$28

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SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

The following table provides reconciliation of adjusted gross profit and adjusted gross margin to gross profit and gross margin, the most directly comparable GAAP measures, respectively:

	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenue	$15,351	$14,086	$19,275	$29,437	$37,961

Gross profit	$5,387	$2,976	$5,433	$8,363	$8,133
Stock-based compensation (1)	$132	$250	$462	$381	$976
Adjusted gross profit	$5,519	$3,226	$5,895	$8,744	$9,109

Gross margin	35.1%	21.1%	28.2%	28.4%	21.4%
Adjusted gross margin	36.0%	22.9%	30.6%	29.7%	24.0%

The following table provides reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure:

	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income (loss)	$(19,579)	$(24,628)	$(5,833)	$(44,206)	$39,061
Interest income	(813)	(930)	(95)	(1,743)	(189)
Depreciation and amortization	143	213	4,230	357	7,699
Other income (2)	(9)	(190)	(21,052)	(200)	(96,774)
Stock-based compensation	3,601	5,108	6,130	8,709	13,687
Long-lived asset impairment	5,679	7,801	—	13,480	—
Restructuring	3,373	229	—	3,602	—
Franchise taxes	44	46	127	90	179
Provision for income taxes	—	—	—	—	(1)
Adjusted EBITDA	$(7,561)	$(12,351)	$(16,493)	$(19,911)	$(36,338)

The following table provides reconciliation of adjusted net loss to net income (loss), the most directly comparable GAAP measure:

	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income (loss)	$(19,579)	$(24,628)	$(5,833)	$(44,206)	$39,061
Interest income	(813)	(930)	(95)	(1,743)	(189)
Other income (2)	(9)	(190)	(21,052)	(200)	(96,774)
Stock-based compensation expense	3,601	5,108	6,130	8,709	13,687
Long-lived asset impairment	5,679	7,801	—	13,480	—
Restructuring	3,373	229	—	3,602	—
Adjusted net loss	$(7,748)	$(12,610)	$(20,850)	$(20,358)	$(44,215)
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(1)Represents the portion of total stock-based compensation recorded within cost of revenues.

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(2)Includes a gain of $0.1 million, $0 million, and $20.9 million recorded for the three months ended March 31, 2023, June 30, 2023 and June 30, 2022, respectively, and a gain of $0.1 million and $96.4 million for the six months ended June 30, 2023 and 2022, respectively, associated with the change in the fair value of the earn-out liability.